UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

UNITED MARITIME GROUP, LLC

(Exact Name of Registrant as Specified in Charter)

Florida	333-165796	59-2147756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 S. Harbour Island Blvd., Suite 230

Tampa, FL 33602

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (813) 209-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2011 Executive Incentive Plan

On August 30, 2011, the Board of Directors (the “Board”) of GS Maritime Holding LLC (“GS Maritime”), the ultimate parent of United Maritime Group, LLC (the “Company”), approved the 2011 Executive Incentive Plan (the “2011 Incentive Plan”). The 2011 Incentive plan is a cash incentive plan designed to tie executive compensation to the achievement of Company and individual objectives. The Company’s executive officers, including all of the named executive officers other than the Chief Executive Officer, are eligible to participate in the 2011 Incentive Plan.

The 2011 Incentive Plan provides for a target incentive award calculated as a percentage of the executive officer’s base salary. For fiscal year 2011, the ranges of target incentive percentages for the executive officers participating in the 2011 Incentive Plan are as follows:

Participant	Minimum Percentage	Maximum Percentage

Jason Grant, EVP & CFO	75%	120%
John Binion, EVP & COO	75%	120%
Walt Bromfield, SVP, Finance	75%	120%
Cliff Johnson, VP, Sales and Marketing	60%	120%
Neil McManus, VP, United Ocean Services	60%	120%
Robin Hastings, VP, Commercial Operations & Logistics	60%	120%
Richard Barnes, VP, Information Technology	60%	120%
David Bradford, VP, Finance	60%	120%

The awards will be determined based on achievement of specified objectives during fiscal year 2011, with the portion of the target incentive award allocated to the objectives as follows:

•	70% based on the Company’s budgeted earnings before interest, taxes, depreciation and amortization (net of target incentive awards) (“EBITDA”);

•	10% based on the Company’s safety improvement (measured by the percentage improvement in recordable injury rates from fiscal year 2010); and

•	20% based on achievement of other Company and individual goals determined in the discretion of the Board.

The incentive awards will be calculated and paid in the first quarter of 2012. The EBITDA and safety components of the awards are subject to the following minimum thresholds for payout, maximum targets and applicable target incentive percentages:

	EBITDA Component	Safety Component	Applicable Target Incentive Percentage

Minimum threshold	100% of Budget EBITDA	5% improvement from prior year	Minimum percentage

Maximum target	120% of Budget EBITDA	10% improvement from prior year	Maximum percentage

The target incentive percentages for the EBITDA and safety components increase linearly if the Company’s performance exceeds the applicable minimum thresholds, up to the participant’s maximum percentage.

The target incentive percentage applicable to the discretionary component will range between the participant’s minimum and maximum percentage based the level of achievement as determined by the Board.

Under the 2011 Incentive Plan, the Board may, in its discretion make awards if minimum thresholds are not achieved.

Appointment of Principal Accounting Officer

As previously disclosed, on August 9, 2011, David Bradford joined the Company as Vice President, Finance. On August 30, 2011, the Company appointed Mr. Bradford to replace Jason Grant, the Company’s Chief Financial Officer, as the Company’s principal accounting officer. Mr. Grant will continue in his role as Chief Financial Officer.

Mr. Bradford previously served as the Vice President and Treasurer of Spirit Airlines, Inc. since January 2009 and as their Vice President and Controller from March 2007 to January 2009. Prior to joining Spirit, from March 2006 to March 2007, Mr. Bradford served as Director, External Reporting for Tupperware Brands Corporation, a publicly-traded multinational direct marketing company, where he was responsible for all SEC reporting and technical accounting research. Prior to Tupperware Brands Corporation, Mr. Bradford spent seven years in the airline industry in various financial roles primarily in turnaround situations. He has also held positions at Atlas Air Worldwide Holdings, a publicly-traded company that provides air cargo services, and AirTran Airways. Mr. Bradford is 43.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED MARITIME GROUP, LLC

By:	/s/ Jason Grant
Name:	Jason Grant
Title:	Chief Financial Officer

Date: September 6, 2011